EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the previously filed Registration Statements of Marsh & McLennan Companies, Inc. on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-48804, 33-48807,
33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828,
333-41830, 333-41832, 333-69778, 333-69776, 333-69774 and 333-107195) and
previously filed Registration Statement on Form S-3 (Registration File No. 333-67543 and 333-108566) and the previously filed Registration Statements on Form S-4 (Registration File Nos. 33-24124 and 333-87510) of our reports dated March 5, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in, and incorporated by reference in, this Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 2003.


DELOITTE & TOUCHE LLP
New York, New York
March 15, 2004